News Release

Unisys Announces 4Q and FY21 Results

Company Achieves All 2021 Guidance Metrics and is Free Cash Flow-Positive for Full Year

FY21:
•Revenue grew 1.4% year over year (“YoY”), in line with guidance
•Operating profit grew 77.0% YoY; operating profit margin increased 320 bps YoY
◦FY21 Non-GAAP operating profit(5) grew 25.6% YoY; non-GAAP operating profit margin increased 180 bps YoY to 9.4%, in line with guidance
•Adjusted EBITDA(6) grew 15.3% YoY to $369.9M; adjusted EBITDA margin increased 220 bps YoY to 18.0%, in line with guidance
•Cash from operations increased $813.7M to $132.5M; free cash flow(8) increased $843.6M YoY to $32.3M; Adjusted free cash flow(9) increased $129.6M YoY to $172.2M
•Company guides to revenue growth of 5 to 7% YoY, non-GAAP operating profit margin of 9.5 to 10.5%, and adjusted EBITDA margin of 18.0 to 19.0% for FY22

BLUE BELL, Pa., February 21, 2022 – Unisys Corporation (NYSE: UIS) today reported fourth-quarter and full-year 2021 financial results. “We made advances on revenue, profit and cash flow during 2021,” said Unisys Chair and CEO Peter A. Altabef. “In addition, our investments in solutions, go-to-market, and workforce management planning helped us achieve our financial goals in 2021 and have positioned us to advance our momentum in 2022.”

Summary of Full-Year 2021 Results
•Revenue:
◦Revenue grew 1.4% YoY to $2.054B vs. $2.026B in 2020, in line with guidance
•Gross Profit:
◦Gross profit increased 18.4% YoY to $572.0M vs. $483.0M in 2020
◦Gross profit margin increased 400 bps YoY to 27.8% vs. 23.8% in 2020
•Operating Profit:
◦Operating profit increased 77.0% YoY to $154.0M vs. $87.0M in 2020
▪Non-GAAP operating profit increased 25.6% YoY to $192.8M vs. $153.5M in 2020
◦Operating profit margin increased 320 bps YoY to 7.5% vs. 4.3% in 2020
▪Non-GAAP operating profit margin increased 180 bps to 9.4% (in line with guidance) vs. 7.6% in 2020

•Adjusted EBITDA and Net Income:
◦Adjusted EBITDA increased 15.3% YoY to $369.9M vs. $320.8M in 2020
▪Adjusted EBITDA margin increased 220 bps to 18.0% (in line with guidance) vs. 15.8% in 2020
◦During 2021, the company undertook a number of liability management initiatives that in combination reduced gross pension liabilities by $1.2B, which required approximately $500M in total non-cash pre-tax settlement charges. As a result, the company recorded a net loss from continuing operations in the amount of $448.5M vs. a net loss of $317.7M in 2020 (which included $142.1M of non-cash pre-tax settlement charges)
▪Net income margin was (21.8)% vs. (15.7)% in 2020, as a result of the same non-cash charges
◦Non-GAAP net income from continuing operations(7) increased 55.8% YoY to $117.5M vs. $75.4M in 2020
▪Non-GAAP net income margin increased 200 bps YoY to 5.7% vs. 3.7% in 2020
•Earnings Per Share from Continuing Operations:
◦The non-cash settlement charges referenced above related to reducing gross pension liabilities amounted to $6.77 per share and resulted in a loss per share from continuing operations in the amount of $6.75 vs. a loss of $5.05 in 2020
◦Non-GAAP diluted earnings per share from continuing operations increased 54.9% YOY to $1.75 vs. $1.13 in 2020.
•Cash Flow:
◦Cash from operations increased $813.7M YoY to $132.5M vs. $(681.2)M in 2020
◦Free cash flow increased $843.6M YoY to $32.3M vs. $(811.3)M in 2020
◦Adjusted free cash flow increased $129.6M YoY to $172.2M vs. $42.6M in 2020
•Pipeline, ACV and Backlog:
◦Total company pipeline(2) increased 5% YoY and was roughly flat sequentially at $4.8B
◦Annual contract value (“ACV”)(3) increased 11% YoY
◦Total company backlog(1) was flat sequentially at $3.0B
•Balance Sheet:
◦Net leverage(4) as of December 31, 2021 was 0.6x
◦As of December 31, 2021, total cash and cash equivalents was $553M
◦Based on calculations and actuarial assumptions as of December 31, 2021, no future cash contributions are required to the qualified U.S. pension plans for at least the next 10 years; approximately $35M in annual contributions required to all other plans from 2022 to 2026
◦The global GAAP pension deficit decreased by $283M as of December 31, 2021 to $753M vs. $1,036M as of December 31, 2020

FY21 Financial Highlights by Segment:
Digital Workplace Solutions (“DWS”), transforming digital workplaces and end-user experiences:
•In 2021 the company evolved its DWS solution portfolio, expanding user-experience offerings and exiting certain non-strategic contracts that were not aligned to its targeted margin profile. This resulted in a decline in revenue, but gross profit and gross margin increased for the year.
•DWS revenue was $567.0M vs. $588.3M in 2020, down 3.6% YoY

•DWS gross profit increased 38.0% YoY to $76.3M vs. $55.3M in 2020
◦DWS gross margin increased 410 bps YoY to 13.5% vs. 9.4% in 2020
Cloud and Infrastructure Solutions (“C&I”), driving modern IT service platforms and cloud application development:
•C&I revenue grew 6.7% YoY to $496.5M vs. $465.2M in 2020
•C&I gross profit grew 144.0% YoY to $56.6M vs. $23.2M in 2020
◦C&I gross margin improved 640 bps YoY to 11.4% vs. 5.0% in 2020, reflecting improvements to margins for both cloud and traditional infrastructure solutions
Enterprise Computing Solutions (“ECS”), enabling digital services through software-defined operating environments:
•ECS revenue grew 2.7% YoY to $677.5M vs. $659.7M in 2020
•ECS gross profit grew 14.1% YoY to $428.6M vs. $375.7M in 2020
◦ECS gross margin increased 620 bps YoY to 63.1% vs. 56.9% in 2020

Summary of Q4 2021 Results
•4Q21 revenue faced a difficult compare with 4Q20, including as a result of the ECS license renewal schedule which was more concentrated in the fourth quarter of 2020, but results were in line with internal expectations, as evidenced by achievement of FY21 revenue guidance.
◦Revenue was $539.3M vs. $576.9M in 2020, down 6.5% YoY
•The ECS license renewal schedule also resulted in lower profitability YoY in the quarter, but as with revenue, overall profitability results were in line with or slightly ahead of internal expectations, as evidenced by achievement of non-GAAP operating profit margin and adjusted EBITDA margin guidance for FY21
◦Gross Profit:
▪Gross profit was $163.7M vs. $175.1M in 4Q20
•Gross profit margin was flat YoY at 30.4%
◦Operating Profit:
▪Operating profit was $44.5M vs. $47.7M in 4Q20
•Non-GAAP operating profit was $63.3M vs. $80.9M in 4Q20
▪Operating profit margin was flat YoY at 8.3%
•Non-GAAP operating profit margin was 11.7% vs. 14.0% in 4Q20
◦Adjusted EBITDA and Net Income:
▪Adjusted EBITDA was $107.0M vs. $124.2M in 4Q20
•Adjusted EBITDA margin was 19.8% vs. 21.5% in 4Q20
▪During the fourth quarter, as part of the pension liability reductions noted above, the company completed a transfer of gross pension liabilities through the purchase of a $235M annuity contract. As a result, the company recorded a $130.1M non-cash, pre-tax settlement charge, which resulted in a net loss from continuing operations in 4Q21 of $131.2M vs. a net loss of $174.7M in 4Q20 (which included a $142.1M non-cash, pre-tax settlement charge)

•Net income margin of (24.3)% vs. (30.3)% in 4Q20, impacted by the same charge
▪Non-GAAP net income from continuing operations was $34.8M vs. $49.2M in 4Q20
•Non-GAAP net income margin was 6.5% vs. 8.5% in 4Q20
◦Earnings Per Share from Continuing Operations:
▪The non-cash settlement charge related to gross pension liability reduction noted above translated to $1.94 per share, which drove the loss per share from continuing operations of $1.95 vs. a loss of $2.77 in 4Q20
▪Non-GAAP diluted earnings per share from continuing operations was $0.51 vs. $0.73 in 4Q20
◦Cash Flow:
▪Cash from operations was $68.0M vs. $(355.4)M in 4Q20
▪Free cash flow was $44.3M vs. $(390.4)M in 4Q20
▪Adjusted free cash flow was $72.2M vs. $104.6M in 4Q20
◦ACV:
▪4Q21 represented the strongest ACV quarter of the year, up 54% sequentially (although down 12% YoY, due to the ECS license renewal schedule).

Fourth-Quarter Financial Highlights by Segment:
As noted above for total company results, 4Q21 faced a difficult compare with 4Q20 at the segment level, as well, including as a result of the ECS license renewal schedule. However, overall results were in line with or slightly ahead of internal expectations, as evidenced by achievement of guidance on all metrics for FY21.

DWS:
•As a result of exiting certain non-strategic contracts that were not aligned to the company’s targeted margin profile in the third quarter, 4Q21 DWS revenue declined YoY. However, 4Q21 DWS gross profit and gross margin increased YoY.
•DWS revenue was $138.1M vs. $146.3M in 4Q20
•DWS gross profit was up 6.9% YoY to $18.6M vs. $17.4M in 4Q20
◦DWS gross profit margin was up 160 bps YoY to 13.5% vs. 11.9% in 4Q20
C&I:
•4Q21 C&I revenue was expected to decrease YoY due to a revenue timing issue that benefitted the company in the fourth quarter of 2020. However, 4Q20 C&I gross profit and gross margin increased YoY.
•C&I revenue of $129.9M vs. $131.1M in 4Q20
•C&I gross profit increased 24.7% YoY to $19.7M vs. $15.8M in 4Q20
◦C&I gross profit margin increased 310 bps YoY to 15.2% vs. 12.1% in 4Q20

ECS:
•4Q21 ECS revenue was expected to be lower YoY as a result of the license renewal schedule, which was more concentrated in the fourth quarter of 2020. The flow-through of this revenue impact was also expected to drive lower gross profit and gross margin.
•ECS revenue was $191.2M vs. $220.5M in 4Q20
•ECS gross profit was $124.3M vs. $143.5M in 4Q20
◦ECS gross margin was roughly flat YoY at 65.0% vs. 65.1% in 4Q20

Conference Call
Unisys will hold a conference call February 22nd at 8:00 a.m. Eastern Time to discuss its results. The listen-only webcast, as well as the accompanying presentation materials, can be accessed on the Unisys Investor website at www.unisys.com/investor. Following the call, an audio replay of the webcast, and accompanying presentation materials, can be accessed through the same link.

(1) Backlog – Represents future revenue associated with contracted work which has not yet been delivered or performed. Although we believe this backlog is firm, we may, for commercial reasons, allow the orders to be cancelled, with or without penalty.

(2) Pipeline – Pipeline represents prospective sale opportunities being pursued or for which bids have been submitted. There is no assurance that pipeline will translate into recorded revenue.

(3) Annual Contract Value – The revenue expected to be recognized during the first twelve months following the signing of a contract.

(4) Net Leverage – Net leverage excludes the deficit associated with the qualified U.S. pension plans, given that based on calculations and actuarial assumptions as of December 31, 2021, no future cash contributions are required to the qualified U.S. pension plans for at least the next 10 years. Net leverage includes the deficit from all other pension plans, given the remaining contributions required to those plans.

Non-GAAP and Other Information
Although appropriate under generally accepted accounting principles (“GAAP”), the company’s results reflect charges that the company believes are not indicative of its ongoing operations and that can make its profitability and liquidity results difficult to compare to prior periods, anticipated future periods, or to its competitors’ results. These items consist of certain portions of post-retirement, debt exchange and extinguishment and cost-reduction and other expenses. Management believes each of these items can distort the visibility of trends associated with the company’s ongoing performance. Management also believes that the evaluation of the company’s financial performance can be enhanced by use of supplemental presentation of its results that exclude the impact of these items in order to enhance consistency and comparativeness with prior or future period results. The following measures are often provided and utilized by the company’s management, analysts, and investors to enhance comparability of year-over-year results, as well as to compare results to other companies in our industry.

(5) Non-GAAP operating profit – The company recorded pretax post-retirement expense and pretax charges in connection with cost-reduction activities, debt exchange/extinguishment and other expenses. For the company, non-GAAP operating profit excluded these items. The company believes that this profitability measure is more indicative of the company’s operating results and aligns those results to the company’s external guidance, which is used by the company’s management to allocate resources and may be used by analysts and investors to gauge the company’s ongoing performance.

(6) EBITDA & adjusted EBITDA – Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is calculated by starting with net income (loss) from continuing operations attributable to Unisys Corporation common shareholders and adding or subtracting the following items: net income attributable to noncontrolling interests, interest expense (net of interest income), provision for income taxes, depreciation and amortization. Adjusted EBITDA further excludes post-retirement, debt exchange/extinguishment, and cost-reduction and other expenses, non-cash share-based expense, and other (income) expense adjustment. In order to provide investors with additional understanding of the company's operating results, these charges are excluded from the adjusted EBITDA calculation.

(7) Non-GAAP net income and non-GAAP diluted earnings per share – The company has recorded post-retirement expense and charges in connection with debt exchange/extinguishment and cost-reduction activities and other expenses. Management believes that investors may have a better understanding of the company’s performance and return to shareholders by excluding these charges from the GAAP diluted earnings/loss per share calculations. The tax amounts presented for these items for the calculation of non-GAAP diluted earnings per share include the current and deferred tax expense and benefits recognized under GAAP for these amounts.

(8) Free cash flow – The company defines free cash flow as cash flow from operations less capital expenditures. Management believes this liquidity measure gives investors an additional perspective on cash flow from on-going operating activities in excess of amounts used for reinvestment.

(9) Adjusted free cash flow – Because inclusion of the company’s post-retirement contributions, discontinued operations and cost-reduction charges/reimbursements and other payments in free cash flow may distort the visibility of the company’s ability to generate cash flow from its operations without the impact of these non-operational costs, management believes that investors may be interested in adjusted free cash flow, which provides free cash flow before these payments. This liquidity measure was provided to analysts and investors in the form of external guidance and is used by management to measure operating liquidity.

About Unisys
Unisys is a global IT solutions company that delivers successful outcomes for the most demanding businesses and governments. Unisys offerings include digital workplace solutions, cloud and infrastructure solutions, enterprise computing solutions, and business process solutions. For more information on how Unisys delivers for its clients across the commercial, financial services and government markets, visit unisys.com.

Forward-Looking Statements
Any statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any projections or expectations of earnings, revenues, non-GAAP operating profit margin, adjusted EBITDA margin, annual contract value, total contract value, new business ACV or TCV, backlog, pipeline or other financial items; any statements of the company’s plans, strategies or objectives for future operations; statements regarding future economic conditions or performance; and any statements of belief or expectation. All forward-looking statements rely on assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. In particular, statements concerning annual and total contract value are based, in part, on the assumption that each of those contracts will continue for their full contracted term. Risks and uncertainties that could affect the company’s future results include, but are not limited to, the following: our ability to attract and retain experienced personnel in key positions; our ability to grow revenue and expand margin in our Digital Workplace Solutions and Cloud and Infrastructure Solutions businesses; our ability to maintain our installed base and sell new solutions and related services; the business and financial risk in implementing acquisitions or dispositions; the potential adverse effects of aggressive competition in the information services and technology market; our ability to effectively anticipate and respond to rapid technological innovation in our industry; our ability to retain significant clients and attract new clients; our contracts may not be as profitable as expected or provide the expected level of revenues; our ability to develop or acquire the capabilities to enhance the company’s solutions; we have significant underfunded pension obligations; the impact of COVID-19 on our business, growth, reputation, projections, financial condition, operations, cash flows and liquidity; the performance and capabilities of third parties with whom we have commercial relationships; cybersecurity breaches could result in incurring significant costs and could harm our business and reputation; a failure to meet standards or expectations with respect to the company’s environmental, social and governance practices; the risks of doing business internationally when a significant portion of our revenue is derived from international operations; our ability to access financing markets; a reduction in our credit rating; the adverse effects of global economic conditions, acts of war, terrorism, natural disasters or the widespread outbreak of infectious diseases; a significant disruption in our IT systems could adversely affect our business and reputation; we may face damage to our reputation or legal liability if our clients are not satisfied with our services or products; the potential for intellectual property infringement claims to be asserted against us or our clients; the possibility that legal proceedings could affect our results of operations or cash flow or may adversely affect our business or reputation; and our ability to use our net operating loss carryforwards and certain other tax attributes may be limited. Additional discussion of factors that could affect the company’s future results is contained in its periodic filings with the Securities and Exchange Commission. The company assumes no obligation to update any forward-looking statements. While included under the definition of forward-looking statements, for the avoidance of doubt, any specific guidance or color that the company may provide from time to time regarding its expected future financial performance is effective only on the date given. The company generally will not update, reaffirm or otherwise comment on any such information except as it deems necessary, and then only in a manner that complies with Regulation FD.

Contacts:
Investors: Courtney Holben, Unisys, 215-986-3379
courtney.holben@unisys.com

Media: John Clendening, Unisys, 214-403-1981
john.clendening@unisys.com

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RELEASE NO.: 0221/9863

Unisys and other Unisys products and services mentioned herein, as well as their respective logos, are trademarks or registered trademarks of Unisys Corporation. Any other brand or product referenced herein is acknowledged to be a trademark or registered trademark of its respective holder.

UIS-Q

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)
(Millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue
Services	$430.5	$445.0	$1,699.3	$1,692.9
Technology	108.8	131.9	355.1	333.4
	539.3	576.9	2,054.4	2,026.3
Costs and expenses
Cost of revenue:
Services	339.0	367.8	1,358.7	1,429.4
Technology	36.6	34.0	123.7	113.9
	375.6	401.8	1,482.4	1,543.3
Selling, general and administrative	109.8	116.9	389.5	369.4
Research and development	9.4	10.5	28.5	26.6
	494.8	529.2	1,900.4	1,939.3
Operating income	44.5	47.7	154.0	87.0
Interest expense	8.4	8.3	35.4	29.2
Other (expense), net	(145.7)	(195.3)	(580.3)	(329.6)
Loss from continuing operations before income taxes	(109.6)	(155.9)	(461.7)	(271.8)
Provision (benefit) for income taxes	21.9	18.8	(11.9)	45.4
Consolidated net loss from continuing operations	(131.5)	(174.7)	(449.8)	(317.2)
Net (loss) income attributable to noncontrolling interests	(0.3)	—	(1.3)	0.5
Net loss from continuing operations attributable to Unisys Corporation	(131.2)	(174.7)	(448.5)	(317.7)
Income from discontinued operations, net of tax	—	1.6	—	1,068.4
Net (loss) income attributable to Unisys Corporation	$(131.2)	$(173.1)	$(448.5)	$750.7
Earnings (loss) per common share attributable to Unisys Corporation
Basic
Continuing operations	$(1.95)	$(2.77)	$(6.75)	$(5.05)
Discontinued operations	—	0.02	—	16.98
Total	$(1.95)	$(2.75)	$(6.75)	$11.93
Diluted
Continuing operations	$(1.95)	$(2.77)	$(6.75)	$(5.05)
Discontinued operations	—	0.02	—	16.98
Total	$(1.95)	$(2.75)	$(6.75)	$11.93

UNISYS CORPORATION
SEGMENT RESULTS
(Unaudited)
(Millions)

	Total	DWS	C&I	ECS	Other
Three Months Ended December 31, 2021
Customer revenue	$539.3	$138.1	$129.9	$191.2	$80.1
Intersegment	—	—	—	—	—
Total revenue	$539.3	$138.1	$129.9	$191.2	$80.1
Gross profit percent	30.4%	13.5%	15.2%	65.0%
Three Months Ended December 31, 2020
Customer revenue	$576.9	$146.3	$131.1	$220.5	$79.0
Intersegment	—	—	—	—	—
Total revenue	$576.9	$146.3	$131.1	$220.5	$79.0
Gross profit percent	30.4%	11.9%	12.1%	65.1%

	Total	DWS	C&I	ECS	Other
Year Ended December 31, 2021
Customer revenue	$2,054.4	$567.0	$496.5	$677.5	$313.4
Intersegment	—	—	—	1.4	(1.4)
Total revenue	$2,054.4	$567.0	$496.5	$678.9	$312.0
Gross profit percent	27.8%	13.5%	11.4%	63.1%
Year Ended December 31, 2020
Customer revenue	$2,026.3	$588.3	$465.2	$659.7	$313.1
Intersegment	—	—	—	0.1	(0.1)
Total revenue	$2,026.3	$588.3	$465.2	$659.8	$313.0
Gross profit percent	23.8%	9.4%	5.0%	56.9%

UNISYS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Millions)

	December 31, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$552.9	$898.5
Accounts receivable, net	451.7	460.5
Contract assets	42.0	44.3
Inventories	7.6	13.4
Prepaid expenses and other current assets	78.8	89.3
Total current assets	1,133.0	1,506.0
Properties	468.0	727.0
Less – Accumulated depreciation and amortization	381.5	616.5
Properties, net	86.5	110.5
Outsourcing assets, net	124.6	173.9
Marketable software, net	176.2	193.6
Operating lease right-of-use assets	62.7	79.3
Prepaid postretirement assets	159.7	187.5
Deferred income taxes	125.3	136.2
Goodwill	315.0	108.6
Intangible assets, net	34.9	—
Restricted cash	7.7	8.2
Assets held-for-sale	20.0	—
Other long-term assets	173.9	204.1
Total assets	$2,419.5	$2,707.9
Liabilities and deficit
Current liabilities:
Current maturities of long-term debt	$18.2	$102.8
Accounts payable	180.2	223.2
Deferred revenue	253.2	257.1
Other accrued liabilities	300.9	352.0
Total current liabilities	752.5	935.1
Long-term debt	511.2	527.1
Long-term postretirement liabilities	976.2	1,286.1
Long-term deferred revenue	150.7	137.9
Long-term operating lease liabilities	46.1	62.4
Other long-term liabilities	47.2	71.4
Commitments and contingencies
Total Unisys Corporation stockholders’ deficit	(113.7)	(356.8)
Noncontrolling interests	49.3	44.7
Total deficit	(64.4)	(312.1)
Total liabilities and deficit	$2,419.5	$2,707.9

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Millions)

	Year Ended December 31,
	2021	2020
Cash flows from operating activities
Consolidated net loss from continuing operations	$(449.8)	$(317.2)
Income from discontinued operations, net of tax	—	1,068.4
Adjustments to reconcile consolidated net income (loss) to net cash provided by (used for) operating activities:
Gain on sale of U.S. Federal business	—	(1,060.0)
Foreign currency losses	2.6	36.2
Non-cash interest expense	1.8	4.6
Debt extinguishment charge	—	28.5
Employee stock compensation	18.8	14.5
Depreciation and amortization of properties	30.5	29.7
Depreciation and amortization of outsourcing assets	68.0	65.8
Amortization of marketable software	71.9	65.5
Amortization of intangible assets	3.0	—
Other non-cash operating activities	(0.6)	(0.3)
Loss on disposal of capital assets	2.2	4.5
Postretirement contributions	(56.4)	(832.2)
Postretirement expense	552.0	239.2
Deferred income taxes, net	(59.2)	(13.4)
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Receivables, net and contract assets	47.4	(74.8)
Inventories	6.0	3.0
Other assets	8.0	5.9
Accounts payable and other accrued liabilities	(149.4)	3.4
Other liabilities	35.7	47.5
Net cash provided by (used for) operating activities	132.5	(681.2)
Cash flows from investing activities
Purchases of businesses, net of cash acquired	(239.3)	—
Net proceeds from sale of U.S. Federal business	—	1,162.9
Proceeds from investments	4,148.2	3,388.5
Purchases of investments	(4,168.1)	(3,379.2)
Capital additions of properties	(27.3)	(27.7)
Capital additions of outsourcing assets	(18.5)	(30.1)
Investment in marketable software	(54.4)	(72.3)
Other	(0.9)	(0.5)
Net cash (used for) provided by investing activities	(360.3)	1,041.6
Cash flows from financing activities
Proceeds from issuance of long-term debt	1.5	497.3
Payments of long-term debt	(103.1)	(454.8)
Cash paid for debt extinguishment	—	(23.7)
Issuance costs relating to long-term debt	—	(7.9)
Proceeds from exercise of stock options	4.5	—
Other	(8.4)	(5.8)
Net cash (used for) provided by financing activities	(105.5)	5.1
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(12.8)	(10.6)
(Decrease) increase in cash, cash equivalents and restricted cash	(346.1)	354.9
Cash, cash equivalents and restricted cash, beginning of period	906.7	551.8
Cash, cash equivalents and restricted cash, end of period	$560.6	$906.7

UNISYS CORPORATION
RECONCILIATIONS OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited)
(Millions, except per share data)

		Three Months Ended		Year Ended
		December 31,		December 31,
		2021	2020	2021	2020
	GAAP net loss from continuing operations attributable to Unisys Corporation	$(131.2)	$(174.7)	$(448.5)	$(317.7)
Postretirement expense:	pretax	144.3	166.4	552.0	239.2
	tax	0.4	0.4	53.2	1.5
	net of tax	143.9	166.0	498.8	237.7
Cost reduction and other expenses	pretax	22.1	58.6	67.8	157.0
	tax	—	0.7	0.6	1.6
	net of tax	22.1	57.9	67.2	155.4
	noncontrolling interest	—	—	—	—
	net of noncontrolling interest	22.1	57.9	67.2	155.4
	Non-GAAP net income from continuing operations attributable to Unisys Corporation	34.8	49.2	117.5	75.4
	Add interest expense on convertible notes	—	—	—	—
	Non-GAAP net income attributable to Unisys Corporation for diluted earnings per share	$34.8	$49.2	$117.5	$75.4

	Weighted average shares (thousands)	67,170	63,038	66,451	62,932
Plus incremental shares from assumed conversion:
	Employee stock plans	914	805	871	579
	Convertible notes	—	3,425	—	3,425
	Non-GAAP adjusted weighted average shares	68,084	67,268	67,322	66,936
	Diluted earnings (loss) per share from continuing operations
	GAAP basis
	GAAP net loss from continuing operations attributable to Unisys Corporation	$(131.2)	$(174.7)	$(448.5)	$(317.7)
	Divided by weighted average shares	67,170	63,038	66,451	62,932
	GAAP diluted loss per share	$(1.95)	$(2.77)	$(6.75)	$(5.05)
	Non-GAAP basis
	Non-GAAP net income attributable to Unisys Corporation for diluted earnings per share	$34.8	$49.2	$117.5	$75.4
Divided by Non-GAAP adjusted weighted average shares		68,084	67,268	67,322	66,936
Non-GAAP diluted earnings per share		$0.51	$0.73	$1.75	$1.13

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

FREE CASH FLOW

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Cash provided by (used for) operations	$68.0	$(355.4)	$132.5	$(681.2)
Additions to marketable software	(12.3)	(17.5)	(54.4)	(72.3)
Additions to properties	(7.6)	(11.0)	(27.3)	(27.7)
Additions to outsourcing assets	(3.8)	(6.5)	(18.5)	(30.1)
Free cash flow	44.3	(390.4)	32.3	(811.3)
Postretirement funding	12.8	487.7	56.4	832.2
Discontinued operations	—	0.7	—	(8.4)
Cost reduction and other payments	15.1	6.6	83.5	30.1
Adjusted free cash flow	$72.2	$104.6	$172.2	$42.6

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

EBITDA

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net loss from continuing operations attributable to Unisys Corporation	$(131.2)	$(174.7)	$(448.5)	$(317.7)
Net (loss) income attributable to noncontrolling interests	(0.3)	—	(1.3)	0.5
Interest expense, net of interest income of $2.4, $1.3, $7.8, $7.3 respectively*	6.0	7.0	27.6	21.9
Provision (benefit) for income taxes	21.9	18.8	(11.9)	45.4
Depreciation	24.5	24.6	98.5	95.5
Amortization	22.3	15.3	74.9	65.5
EBITDA	$(56.8)	$(109.0)	$(260.7)	$(88.9)

Postretirement expense	$144.3	$166.4	$552.0	$239.2
Debt extinguishment, cost reduction and other expenses**	16.3	58.6	57.3	148.8
Non-cash share based expense	2.7	3.4	14.2	14.5
Other expense, net adjustment***	0.5	4.8	7.1	7.2
Adjusted EBITDA	$107.0	$124.2	$369.9	$320.8

*Included in other (expense), net on the consolidated statements of income (loss)
**Reduced for depreciation and amortization included above
***Other expense, net as reported on the consolidated statements of income (loss) less postretirement expense, interest income and items included in debt extinguishment, cost reduction and other expenses

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenue	$539.3	$576.9	$2,054.4	$2,026.3
Net loss from continuing operations attributable to Unisys Corporation as a percentage of revenue	(24.3)%	(30.3)%	(21.8)%	(15.7)%
Non-GAAP net income from continuing operations attributable to Unisys Corporation as a percentage of revenue	6.5%	8.5%	5.7%	3.7%
Adjusted EBITDA as a percentage of revenue	19.8%	21.5%	18.0%	15.8%

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

OPERATING PROFIT

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
GAAP operating income from continuing operations	$44.5	$47.7	$154.0	$87.0
Cost reduction and other expenses*	18.0	32.4	35.3	63.2
Postretirement expense**	0.8	0.8	3.5	3.3
Non-GAAP operating profit from continuing operations	$63.3	$80.9	$192.8	$153.5

Revenue	$539.3	$576.9	$2,054.4	$2,026.3

GAAP operating profit percent	8.3%	8.3%	7.5%	4.3%
Non-GAAP operating profit percent	11.7%	14.0%	9.4%	7.6%

*Included in cost of revenue, selling, general and administrative and research and development on the consolidated statements of income (loss)
**Included in selling, general and administrative on the consolidated statements of income (loss)